Exhibit 99.1

ViralClear Pharmaceuticals partners with Albany Molecular Research Inc. on the manufacture of merimepodib active pharmaceutical ingredient development for the potential treatment of COVID-19

Westport, CT, July 08, 2020 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (Nasdaq: BSGM) (“BioSig” or the “Company”) and its subsidiary, ViralClear Pharmaceuticals, Inc., today announced that it is partnering with Albany Molecular Research Inc., (AMRI), a leading global contract research, development and manufacturing organization (CDMO), for support in undertaking research to investigate the potential of merimepodib to fight SARS-CoV-2, the virus that causes COVID-19, either as a standalone treatment or in combination with other anti-viral agents or immune modulators.

“As part of our ongoing development and commercialization strategy we are delighted to be working with AMRI as our second US-based active pharmaceutical ingredient (API) supplier. The rapid transfer, scale up and validation of merimepodib API manufacture is key to our future supply chain and commercialization strategy,” commented Steve King, Chief Operating Officer, ViralClear. He continued, “ViralClear is committed to using US-based CDMOs for the development and commercialization of merimepodib.”

“AMRI is proud to partner with ViralClear in this vital effort of seeking a potential treatment for COVID-19,” said Christopher Conway, President, AMRI. “Our team is committed to applying the expertise and experience we’re renowned for to help combat this complex global health challenge.”

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP(tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

About Viral Clear Pharmaceuticals, Inc. and Merimepodib (MMPD)

BioSig Technologies, Inc.’s (Nasdaq: BSGM) subsidiary, ViralClear Pharmaceuticals, Inc., is seeking to develop a novel pharmaceutical called merimepodib to treat patients with COVID-19. Merimepodib is intended to be orally administered, and has demonstrated broad- spectrum in vitro antiviral activity, including strong activity against SARS-CoV-2 in cell cultures. Merimepodib was previously in development as a treatment for chronic hepatitis C and psoriasis by Vertex Pharmaceuticals Incorporated (Vertex), with 12 clinical trials (7 in phase 1 and 5 in phase 2) with over 400 subjects and patients and an extensive preclinical safety package was completed. A manuscript titled, “The IMPDH inhibitor merimepodib provided in combination with the adenosine analogue Remdesivir reduces SARS-CoV-2 replication to undetectable levels in vitro”, was submitted to an online peer-reviewed life sciences journal. This manuscript is authored by Natalya Bukreyeva, Rachel A. Sattler, Emily K. Mantlo, John T. Manning, Cheng Huang and Slobodan Paessler of the UTMB Galveston National Laboratory and Dr. Jerome Zeldis of ViralClear Pharmaceuticals, Inc. (“ViralClear”) as a corresponding author. This article highlights pre- clinical data generated under contract with Galveston National Laboratory at The University of Texas Medical Branch.

About AMRI

AMRI, a contract research development and manufacturing organization, partners with the pharmaceutical and biotechnology industries to improve patient outcomes and quality of life. AMRI’s team combines scientific expertise and market-leading technology to provide a complete suite of solutions in discovery, development, analytical services, and API and drug product manufacturing. www.amriglobal.com

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133

AMRI

Kerry Hutchings

Kerry.hutchings@amriglobal.com